REGISTRATION RIGHTS AGREEMENT

        This  Registration  Rights  Agreement  (this  "Agreement"),  is made and entered into as of this 31st day of December, 1998 (the "Effective Time"), by and between WorldPort Communications, Inc., a Delaware corporation (the "Company") and The Heico Companies, LLC, a Delaware limited liability company (the "Stockholder").

        WHEREAS, simultaneously with the execution of this Agreement, the Stockholder has acquired from the Company, shares of the Company's Series C Convertible Preferred Stock, par value $0.0001 per share (the "Preferred Stock"); and

        WHEREAS, it was a condition to the Stockholder's purchases of the shares of Preferred Stock that the parties enter into this Agreement.

        NOW,  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained, the parties agree as follows:

1.      Definitions.  As used in this Agreement:

        "Commission" means the Securities and Exchange Commission of the United States or any similar agency then having jurisdiction to enforce the Securities Act.

        "Common Stock" means the common stock, par value $.0001 per share, of the Company.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Person" means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or other entity, or a governmental entity or any department, agency or political subdivision thereof and shall include any successor (by merger or otherwise) of such entity.

        "Public Offering" means any offering by the Company of its equity securities to the public pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8) under the Securities Act or any comparable document under any comparable federal statute then in effect.

        "Purchase Agreement" means the Series C Preferred Stock Purchase Agreement dated of even date herewith between the Company and the Stockholder.

        "Registrable Shares" means at any time any shares of Common Stock then outstanding which were issued directly or indirectly, or are issuable upon, the conversion or exercise of the Preferred Stock or any other securities issued as a dividend or other distribution with respect to or in replacement of any shares of Preferred Stock; provided, however, that Registrable Shares shall not include any shares for which a registration statement covering such Registrable Shares has been declared effective by the Commission under the Securities Act or which have been or could be sold by a holder to the public pursuant to Rule 144 (k) of the Commission under the Securities Act and such holder is not an affiliate under Rule 144. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Shares whenever such Person has the then-existing right to acquire such Registrable Shares, whether or not such acquisition actually has been effected.

        "Securities Act" means the Securities Act of 1933, as amended.

        2. Demand Registration.

        2.1. Requests for Registration. Commencing twelve (12) months following the date hereof and subject to the terms of this Agreement, the holders of Registrable Shares representing at least 3% of the then-outstanding Common Stock may, at any time, request one registration (the "First Demand") under the Securities Act of all or part (but not less than such 3%) of their Registrable Shares on Form S-1 or any similar or replacement long-form registration statement then available for the registration of the Registrable Shares or transactions therein or, if available, then at the option of the Company, on Form S-2 or S-3 or any similar or replacement short-form registration statement then available for the registration of the Registrable Shares or transactions therein. Commencing twelve months following the effectiveness of any registration statement filed with the Commission pursuant to a First Demand and subject to the terms of this Agreement, the holders of Registrable Shares representing at least 3% of the then-outstanding Common Stock may, at any time, request one additional registration under the Securities Act of all or part of their Registrable Shares on Form S-1 or any similar long-form registration or, if available, then at the option of the Company, on Form S-2 or S-3 or any similar or replacement short-form registration statement then available for the registration of the Registrable Shares or transactions therein.

               Within fifteen (15) days after receipt of any request pursuant to this Section 2.1, the Company will give written notice of such request to all other holders of Registrable Shares and, subject to Section 2.2, will include in such registration all Registrable Shares with respect to which the Company has received written requests for inclusion within fifteen (15) days after delivery of the Company's notice. All registrations requested pursuant to this Section 2 are referred to herein as "Demand Registrations." For the purposes of exercising the demand rights hereunder, the holders of Registrable Shares shall not be required to convert their shares of Preferred Stock included in a Demand Registration until the effective date of the registration statement for such Demand Registration. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for not less than 90 days or until all of the shares registered thereunder have been sold, whichever period is shorter.

        2.2. Priority. If a Demand Registration is an underwritten Public Offering and the managing underwriters advise the Company in writing that in their opinion the inclusion of the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration, prior to the inclusion of any securities which are not Registrable Shares, the number of Registrable Shares requested to be included which in the opinion of such underwriters can be sold without creating such a risk, pro rata among the respective holders of Registrable Shares on the basis of the number of Registrable Shares owned by such holders making the Demand Registration, with further successive pro rata allocations among the holders of Registrable Shares if any such holder of Registrable Shares has requested the registration of less than all such Registrable Shares it is entitled to register.

        2.3. Restrictions. The Company may postpone for up to ninety (90) days the filing or the effectiveness statement for a Demand Registration if the Board of Directors of the Company reasonably and in good faith determines that such filing would require a disadvantageous disclosure of a material fact or would have an adverse effect on any plan by the Company to engage in any other public or private offering of securities, acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other significant transaction.

        2.4. Selection of Underwriters. The Company, with the consent of the party requesting a Demand Registration of Registrable Shares pursuant to Section
2.1 of this Agreement, which consent may not be unreasonably withheld, shall select and obtain an investment banking firm to act as the managing underwriter of the offering (the "Approved Underwriter").

        2.5. Holders of Registrable Shares. A Person is deemed to be a holder of Registrable Shares whenever such Person owns of record Registrable Shares, or holds a security convertible into Registrable Shares, whether or not such conversion has actually been effected. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Shares, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Shares. Registrable Shares issuable upon exercise of an option, warrant or other right or upon conversion of another security shall be deemed outstanding for the purposes of this Agreement.

        3. Piggyback Registration.

        3.1. Right to Piggyback. Whenever the Company proposes to register any of its Common Stock under the Securities Act (other than pursuant to a Demand Registration hereunder or on Form S-8 or S-4 or any successor form thereto) and the registration form to be used may be used for the registration of any Registrable Shares (a "Piggyback Registration"), the Company will give prompt written notice (and in no event less than 10 business days prior to the anticipated filing date) to all holders of the Registrable Shares of its intention to effect such a registration will include in such registration all Registrable Shares (in accordance with the priorities set forth in Section 3.2 and 3.3 below) with respect to which the Company has received written requests for inclusion within fifteen (15) days after the delivery of the Company's notice.

        3.2. Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities required to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, any securities with registration rights having priority over those of the Registrable Shares as to which the holders have requested registration, (iii) third, the Registrable Shares requested to be included in such registration and other securities as to which the holders have similar registration rights and have requested similar registration, pro rata among the holders of such Registrable Shares and other securities on the basis of the number of shares owned by each such holder, and
(iv) fourth, other securities requested to be included in such registration.

        3.3. Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, any securities with registration rights having priority over those of the Registrable Shares as to which the holders have requested registration, (iii) third, the Registrable Shares requested to be included in such registration and other securities as to which the holders have similar registration rights and have requested similar registration, pro rata among the holders of such Registrable Shares and other securities on the basis of the number of shares owned by each such holder, and (iv) fourth, other securities requested to be included in such registration.

        3.4. Selection of Underwriters. The Company shall have the right to select the investment banker and manager to administer an offering pursuant to a Piggyback Registration.

        4. Holdback Agreements. (a) Each holder of Registrable Shares agrees not to effect any public sale or distribution of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities or make any demand for registration under Sections 2 or 3 hereof, during the seven (7) days prior to the expected effective date, and during the shorter of the 180 day period following the effective date or the expiration of any lock-up period required by the underwriters of the offering of any underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Shares are included (except as part of such underwritten registration), unless the underwriters managing the registered Public Offering otherwise agree. Nothing herein shall prevent a holder of Registrable Shares that is a partnership from making a distribution of Registrable Shares to its partners, a holder of Registrable Shares that is a trust from making a distribution of Registrable Shares to its beneficiaries or a holder of Registrable Shares that is a corporation from making a distribution of Registrable Shares to its stockholders, provided, however, that the transferees of such Registrable Shares agree to be bound by the provisions of this Agreement to the extent the transferor would be so bound.

               (b)  The  Company  agrees  not  to  effect  any  public  sale  or distribution of any of its securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-4 or S-8 or any successor or other forms not available for registering capital stock for sale to the public), during the period beginning on the filing of any registration statement in which the holders of Registrable Shares are participating and ending on the earlier of (i) 180 days after the effective date of any such registration statement and (ii) the expiration of any lock-up period required by the underwriters, if any, of such offering.

        5. Registration Procedures. Whenever the holders of Registrable Shares have requested that any Registrable Shares be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and sale of such Registrable Shares in accordance with the intended method of disposition thereof reasonably promptly and, pursuant thereto, the Company will reasonably promptly:

        (a) prepare and file with the Commission, with reasonable promptness and in any event not later than 60 days after the Company's receipt of such request, a registration statement with respect to such Registrable Shares and use all reasonable efforts to cause such registration statement to become effective;

        (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus(es) used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one year and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement provided, that the Company shall (A) before filing a registration statement or prospectus or any amendments or supplements thereto, provide counsel selected by the holders of a majority of the Registrable Shares being registered in such registration ("Holders' Counsel"), if any, with a reasonable opportunity to participate in the preparation of such registration statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the Commission, (B) keep the Sellers of Registrable Shares advised as to the initiation and progress of any registration under this Agreement, and
(C) notify the Holders' Counsel and each seller of Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of any stop order suspending the effectiveness of such registration statement issued or threatened by the Commission and promptly take all reasonable action required to prevent the issuance of such stop order or to obtain its withdrawal if such stop order shall be issued;

        (c) furnish to each seller of Registrable Shares such number of copies of such registration statement, each amendment and supplement thereto, the prospectus(es) included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller;

        (d) use all reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Shares reasonably requests, and to continue such qualification in effect in such jurisdiction for the shorter of one year or for as long as is permissible pursuant to the laws of such jurisdiction, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller;

        (e) notify each seller of Registrable Shares at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

        (f) enter into and perform customary agreements (including an underwriting agreement in customary form) and take such other actions (including officers certificates and other customary closing documents) as are reasonably required in order to effect the disposition of such Registrable Shares;

        (g) if such sale is pursuant to an underwritten offering, use all reasonable efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the managing underwriters reasonably request;

        (h) furnish, at the request of any seller of Registrable Shares on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, covering such legal matters with respect to the registration in respect of which such opinion is being given as such underwriters may reasonably request and are customarily included in such opinions;

        (i) use its best efforts to list the Registrable Shares on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

        (j) make available for inspection by any seller of Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all reasonably requested financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

        (k)  cooperate  with  each  seller  of   Registrable   Shares  and  each
underwriter participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and

        (l) use all reasonable efforts to take all other steps necessary to effect the registration of the Registrable Shares contemplated hereby and cooperate with the holders of such Registrable Shares to effect the disposition of such Registrable Shares pursuant thereto.

        6. Registration Expenses.

        6.1. The Company's Expenses. All expenses incident to the Company's performance of or compliance with this Agreement (other than a proportional share of underwriting discounts and commissions), including, but not limited to, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company will be borne by the Company, regardless of whether such registration statement is declared effective.

        6.2. Holder's Expenses. The Company shall have no obligation to pay any legal fees for counsel retained by any holder of Registrable Shares or any out-of-pocket expenses of the holders of Registrable Shares in connection with any registration statement in which any Registrable Shares are included. In addition, the holders of Registrable Shares sold in any Public Offering pursuant to this Agreement shall be responsible for their proportional share of all underwriting discounts and commissions and underwriter's fees and expenses relating to such Registrable Shares.

        7. Indemnification.

        7.1. By the Company. The Company agrees to indemnify, to the full extent permitted by law, each holder of Registrable Shares, its officers, directors, partners, employees and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such holder, from and against all losses, claims, damages, liabilities and expenses (including without limitation reasonable costs of investigation and reasonable fees and disbursements of legal counsel) arising out of, based upon or caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus, or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), including any in documents incorporated by reference in such in such registration statement, prospectus, or preliminary prospectus or notification or offering circular, or arising out of, based upon or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder (or by any person authorized by the holder) expressly for use therein or by such holder's failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of the Registrable Shares.

        7.2. By Each Holder. In connection with any registration statement in which a holder of Registrable Shares is participating, each such holder will furnish to the Company such information as the Company reasonably requests for use in connection with any such registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder expressly for inclusion in the registration statement or prospectus, provided, however, that the obligation to indemnify will be several, not joint and several, among such holders of Registrable Shares.

        7.3.  Procedure.  Any Person entitled to indemnification  hereunder will
(i) give prompt written notice to the indemnifying Person of any claim with respect to which it seeks indemnification, provided, that the failure so to notify the indemnifying Person shall not relieve the indemnifying Person of any liability that it may have to the indemnified Person hereunder, except to the extent prejudiced by such failure, and (ii) unless in such indemnified Person's reasonable judgment a conflict or interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the indemnified Person. If notice of commencement of any such action is given to the indemnifying Person as above provided, the indemnifying Person shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying Person similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified Person. The indemnified Person shall have the right to employ separate legal counsel in any such action and participate in the defense thereof, but the fees, disbursements and other charges of such legal counsel shall be paid by the indemnified Person unless (i) the indemnifying Person agrees to pay the same, (ii) the indemnifying Person fails to assume the defense of such action with legal counsel satisfactory to the indemnified Person in its reasonable judgment or (iii) the named parties to any such action (including any impleaded parties) have been advised by such legal counsel that either (A) representation of such indemnified Person and the indemnifying Person by the same legal counsel would be inappropriate under applicable standards of professional conduct or (B) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying Person. In either of such cases the indemnifying Person shall not have the right to assume the defense of such action on behalf of such indemnified Person. If such defense is assumed, the indemnifying Person will not be subject to any liability for any settlement made by the indemnified Person without its consent (but such consent will not be unreasonably withheld). An indemnifying Person who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying Person with respect to such claim.

        7.4. Survival. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person or any officer, director or controlling Person of such indemnified Person and will survive the transfer of securities. The Company also agrees to make such provisions as are reasonably requested by any indemnified Person for contribution to such Person in the event the Company's indemnification is unavailable for any reason.

        8. Rule 144. The Company covenants that it shall duly and timely file any reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder; and that it shall take such further action as each holder of Registrable Shares may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such holder to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rules may be amended from time to time, or any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any holder of Registrable Shares, deliver to such holder a written statement as to whether it has complied with such requirements. Without limiting the foregoing, the Company agrees that:

        (a) it will, if required by law, maintain a registration statement (containing such information and documents as the Commission shall specify) with respect to its common stock under Section 12 of the Exchange Act and will timely file such information, documents and reports as the Commission may require or prescribe for companies whose stock has been registered pursuant to said Section 12; and

        (b) it will, if a registration statement with respect to its common stock under Section 12 is effective, or if required by Section 15(d) of the Exchange Act, make whatever filings with the Commission or otherwise make generally available to the public such financial and other information as may be necessary to enable the holders of Registrable Shares to be permitted to sell shares of its common stock pursuant to the provisions of Rule 144 promulgated under the Securities Act (or any successor rule or regulation thereto).

        9. Limitation on Registration Rights of Others. Except as set forth in the Disclosure Schedule to the Purchase Agreement, the Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company which right would materially affect the Company's ability to perform its obligations hereunder.

        10. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the holders of a majority of the shares included in such registration and (b) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

        11. Termination. The rights to Demand Registration shall terminate upon the registrations undertaken pursuant to Section 2.1. In addition, the rights to Demand Registration and Piggyback Registration with respect to particular Registrable Shares shall terminate on the earlier of (i) the date five years following the Effective Time, (ii) the date on which the particular Registrable Shares may be sold pursuant to paragraph (k) of Rule 144 without the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 applying to such sale, or (iii) the date on which the Registrable Shares may be sold pursuant to other provisions of the Securities Act or the rules and regulations promulgated thereunder as will allow the sale of all Registrable Shares then held by the holder thereof in unlimited amount and without limitation on the manner of the sale and without any governmental filings. The rights to Piggyback Registrations with respect to particular Registrable Shares shall terminate on the earlier of
(i) the date five years following the Effective Time, (ii) the date on which the particular Registrable Shares may be sold pursuant to paragraph (k) of Rule 144 without the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 applying to such sale, or (iii) the date on which the Registrable Shares may be sold pursuant to other provisions of the Securities Act or the rules and regulations promulgated thereunder as will allow the sale of all Registrable Shares then held by the holder thereof in unlimited amount and without limitation on the manner of the sale and without any governmental filings.

        12. General Provisions.

        (a) Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Shares to any and all shares of capital stock of the Company which may be issued in respect of, in exchange for or in substitution of, the Registrable Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

        (b) No Inconsistent Agreements. The Company has not, and shall not, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the designated holders of the Registrable Shares in this Agreement.

        (c) Remedies. The holders of the Registrable Shares, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

        (d) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the prior written consent of the holders of a majority of the Registrable Shares.

        (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and shall be made by hand delivery, recognized overnight courier or facsimile transmission (receipt confirmed):

                       (i)     if to the Company:

                               WorldPort Communications, Inc.
                               1825 Barrett Lakes Boulevard
                               Kennesaw, GA  30144
                               Attention:    Chairman
                               Facsimile No.:770-792-0676

                       with a copy to:

                               McDermott, Will & Emery
                               227 West Monroe Street
                               Chicago, IL 60606-5096
                               (312) 372-2000
                               Attention:  Helen R. Friedli, Esq.
                               Facsimile No.:  312-984-7700

                       (ii) if to Heico:

                               The Heico Companies LLC
                               5600 Three First National Plaza
                               Chicago, IL  60603
                               Attention:    Michael E. Heisley, Sr.
                               Facsimile No.:__________________

                       with a copy to:

                               Much Shelist Freed Denenberg
                               Ament & Rubenstein, P.C.
                               200 North LaSalle Street, Suite 2100
                               Chicago, IL  60601
                               (312) 346-3100
                               Attention:  T. Stephen Dyer
                               Facsimile No.:  312-621-1750

               All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; and when receipt is acknowledged, if telecopied.

        (f) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        (g) Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties named herein and their respective successors and assigns.

        (h) Applicable Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Illinois, without regard to its conflicts of law doctrine.

        (i) Other Rules of Construction. References in this Agreement to sections, schedules and exhibits are to sections of, and schedules and exhibits to, this Agreement unless otherwise indicated. Words in the singular include the plural and in the plural include the singular. The word "or" is not exclusive. The word "including" shall mean including, without limitation. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        (j) Partial Invalidity. In the event that any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

        (k) Attorney's Fees. If any party hereto brings any action, at law or in equity, to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover from the other party hereto reasonable attorneys' fees in addition to any other relief to which such party may be entitled.

        (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

               IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by a duly authorized officer, all as of the date first written above.

                                            WORLDPORT COMMUNICATIONS, INC.

                                            By:_________________________________

                                            Name:_______________________________

                                            Title:______________________________

                                            THE HEICO COMPANIES, LLC

                                            By:_________________________________

                                            Name:_______________________________

                                            Title:______________________________